UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2025

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compass (the “Company”) has appointed Mr. Ethan Glass to the role of Chief Legal Officer and Corporate Secretary, effective September 8, 2025. On September 9, 2025, the Company announced that Brad Serwin will transition from his role as General Counsel effective December 31, 2025, and will move to his own private practice. Mr. Serwin remains with the Company through year-end to ensure a smooth transition. From January 1, 2026 and until March 16, 2026, Mr. Serwin will provide certain consulting services to the Company. In addition to the severance benefits that Mr. Serwin is entitled to pursuant to the previously disclosed Change in Control and Severance Agreement, as amended, he will also be entitled to, among other things, (a) exercise his stock options for four years following his departure, (b) an additional six months of health benefits, and (c) continued vesting of his equity awards during his consulting period through March 16, 2026. Additionally, the Company has waived repayment obligations under Mr. Serwin's Amended and Restated Cash Bonus Agreement.

The Company thanks Mr. Serwin for his 5 years of service to the Company, its employees, and its customers, and for his material contributions to Compass’s successes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: September 9, 2025	By:	/s/ Robert Reffkin
Robert Reffkin
Chief Executive Officer